

<ARTICLE>                     5
<LEGEND>
THIS SCHEDULE CONTAINS SUMARY FINANCIAL  INFORMATION  EXTRACTED FROM THE INTERIM
FINANCIAL  STATEMENTS  OF OPTIMAL  ROBOTICS  CORP.  DATED  MARCH 31, 2000 AND IS
QUALIFIED IN ITS ENTRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   MAR-31-2000
<CASH>                                              313,936<F1>
<SECURITIES>                                     24,456,296
<RECEIVABLES>                                    11,027,921
<ALLOWANCES>                                              0
<INVENTORY>                                       4,565,942
<CURRENT-ASSETS>                                 43,503,192
<PP&E>                                            1,787,904<F2>
<DEPRECIATION>                                            0
<TOTAL-ASSETS>                                   51,051,290
<CURRENT-LIABILITIES>                            10,648,648
<BONDS>                                                   0
<PREFERRED-MANDATORY>                                     0
<PREFERRED>                                               0
<COMMON>                                         44,803,095
<OTHER-SE>                                        4,400,691<F3>
<TOTAL-LIABILITY-AND-EQUITY>                     51,051,290
<SALES>                                          12,004,159
<TOTAL-REVENUES>                                 12,367,584
<CGS>                                             9,014,103
<TOTAL-COSTS>                                    11,231,925
<OTHER-EXPENSES>                                  2,217,822
<LOSS-PROVISION>                                          0
<INTEREST-EXPENSE>                                        0
<INCOME-PRETAX>                                   1,135,559
<INCOME-TAX>                                        701,218
<INCOME-CONTINUING>                                 701,218
<DISCONTINUED>                                            0
<EXTRAORDINARY>                                           0
<CHANGES>                                                 0
<NET-INCOME>                                        701,218
<EPS-BASIC>                                            0.06
<EPS-DILUTED>                                             0<F4>



(1)  The  Company's  financial   statements  are  prepared  in  accordance  with
     generally accepted accounting principles in Canada. See Note 8 to financial statements for a reconciliation of Canadian and U.S. GAAP.

(2)  Net of depreciation.

(3) Includes shareholder deficit of 4,924,404, capital attributable to warrants of 17,734 and a cumulative translation adjustment of 506,217.

(4) Fully diluted net earnings per common share is not presented here, as the effect thereof would be anti-dilutive. See note 6 to Notes to Interim Financial Statements.


